                                                                     Exhibit 3.4

                                    BYLAWS
                                      OF
                            DAVID MANUFACTURING CO.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page

ARTICLE I.        OFFICES.................................................   1

ARTICLE II.       SHAREHOLDERS............................................   1

     Section 1.   Annual Meeting..........................................   1
     Section 2.   Special Meetings........................................   1
     Section 3.   Place of Shareholders' Meeting..........................   2
     Section 4.   Notice of Meeting.......................................   2
     Section 5.   Closing of Transfer Books or Fixing of Record Date......   2
     Section 6.   Voting Lists............................................   3
     Section 7.   Quorum..................................................   3
     Section 8.   Proxy...................................................   3
     Section 9.   Voting of Shares........................................   3
     Section 10.  Informal Action by Shareholders.........................   3
     Section 11.  Voting by Ballot........................................   4

ARTICLE III.      BOARD OF DIRECTORS......................................   4

     Section 1.   General Powers..........................................   4
     Section 2.   Number, Tenure and Qualifications.......................   4
     Section 3.   Regular Meetings........................................   4
     Section 4.   Special Meetings........................................   4
     Section 5.   Notice..................................................   4
     Section 6.   Quorum..................................................   5
     Section 7.   Voting by Directors.....................................   5
     Section 8.   Manner of Acting........................................   5
     Section 9.   Vacancies...............................................   5
     Section 10.  Compensation............................................   5
     Section 11.  Presumption of Assent...................................   5
     Section 12.  Informal Action by Directors............................   6
     Section 13.  Committees..............................................   6

ARTICLE IV.       OFFICERS................................................   6

     Section 1.   Number..................................................   6
     Section 2.   Election and Term of Office.............................   6
     Section 3.   Removal.................................................   6
     Section 4.   Vacancies...............................................   7
     Section 5.   President...............................................   7
     Section 6.   Vice President..........................................   7
     Section 7.   Secretary...............................................   7
     Section 8.   Treasurer...............................................   8
     Section 9.   Salaries................................................   8

ARTICLE V.        CONTRACTS, LOANS, CHECKS AND DEPOSITS...................   8
     Section 1.   Contracts...............................................   8
     Section 2.   Loans...................................................   8
     Section 3.   Checks, Drafts, etc.....................................   8
     Section 4.   Deposits................................................   8

ARTICLE VI.       CERTIFICATES FOR SHARES AND THEIR TRANSFER..............   8

     Section 1.   Certificates for Shares.................................   8
     Section 2.   Transfer of Shares......................................   9

ARTICLE VII.      FISCAL YEAR.............................................   9

ARTICLE VIII.     DISTRIBUTIONS...........................................   9

ARTICLE IX.       CORPORATE SEAL..........................................   9

ARTICLE X.        VOTING OF SHARES OWNED BY CORPORATION...................   9

ARTICLE XI.       WAIVER OF NOTICE........................................  10

ARTICLE XII.      AMENDMENTS..............................................  10

ARTICLE XIII.     INDEMNIFICATION.........................................  10

     Section 1.   Mandatory Indemnification...............................  10
     Section 2.   Further Indemnification.................................  10

ARTICLE XIV.      CONSTRUCTION
     Section 1.   Gender..................................................  11

                                     (ii)

                                    BYLAWS

                                      of

                            DAVID MANUFACTURING CO.


                              ARTICLE I.  OFFICES
                                          -------

     The principal office of the corporation shall be located in the County of Cerro Gordo, Iowa. The corporation may have such other offices, either within or without the State of Iowa, as the board of Directors may designate or as the business of the corporation may require from time to time.

     The registered office of the corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.

                           ARTICLE II.  SHAREHOLDERS
                                        ------------

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Saturday of February in each year, beginning with the year 1992, at the hour of 9:00 a.m., provided the Board of Directors may fix some other date which is within 30 days before or after said date and may fix some time other than said above time for such meeting, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day designated above or fixed by the Board of Directors for the annual meeting shall be a Sunday or other legal holiday in the state where held, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all of the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Shareholders' Meeting. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting of any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Iowa.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at any special meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be available for inspection by any shareholder beginning two business days after notice of the meeting is given. The list shall be kept on file at the corporation's principal office and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxy. At all meetings of shareholders, a shareholder may vote by proxy by executing in writing an appointment form which specifically identifies the proxy and describes the grant of authority to vote. Such appointment form shall be filed with the Secretary of the corporation before or at the time of the meeting. No appointment form shall be valid after 11 months from the date of its execution unless otherwise provided in the appointment form.

Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting or vote as prescribed in the Iowa Business Corporation Act.

Section 11. Voting by Ballot. Voting by shareholders on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                       ARTICLE III.  BOARD OF DIRECTORS
                                     ------------------

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of Directors of the corporation shall be seven. Each shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, unless removed at a meeting called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. Only a shareholder may be a Director.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. Voting by Directors. Each Director shall be entitled to one vote upon each matter submitted to a vote at a meeting of the Board of Directors.

Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A Director shall be considered present at a meeting of the Board of Directors or of a committee designated by the Board if he participates in such meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 9. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors. A Director so elected shall be elected for the unexpired term of his predecessor in office or the full term of such new directorship.

Section 10. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 11. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 12. Informal Action by Directors. Any action required to be taken at a meeting of Directors, or any action which may be taken at a meeting of Directors or of a committee of Directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by each of the Directors or each of the members of the committee of Directors, as the case may be.

Section 13. Committees. The Board of Directors from time to time by Resolution adopted by a majority of the Board of Directors may appoint from its members a committee or committees, temporary or permanent, and, to the extent permitted by law and these Bylaws, may designate the duties, powers and authorities of such committee.

                             ARTICLE IV.  OFFICERS
                                          --------

Section 1. Number. The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The President and Treasurer shall be members of the Board of Directors. Other officers are not required to be members of the Board of Directors.

          Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

          Further, the Board may by resolution authorize the President to appoint or designate assistant officers or "vice" officers such as but not limited to "vice president of manufacturing," "vice president of sales," etc.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner provided in these bylaws.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In the event there is more than one Vice President, then the President shall designate which of the Vice Presidents shall serve in the President's absence.

Section 7. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or Vice President, Certificates for shares of the corporation, the issuance of which shall have been authorized by Resolution of the Board of Directors; (f) have general charge of the Stock Transfer books of the corporation; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

               ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS
                           -------------------------------------

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

            ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                         ------------------------------------------

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such Certificates shall be signed by the President and by the Secretary. The signatures of such officers upon a Certificate may be facsimiles. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                           ARTICLE VII.  FISCAL YEAR
                                         -----------

     The fiscal year of the corporation shall be determined by the Board of Directors.

                         ARTICLE VIII.  DISTRIBUTIONS
                                        -------------

     The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares or may make other distributions to shareholders in the manner, and upon the terms and conditions provided by law.

                          ARTICLE IX.  CORPORATE SEAL
                                       --------------

     The corporation shall not have a corporate seal.

               ARTICLE X.  VOTING OF SHARES OWNED BY CORPORATION
                           -------------------------------------

     Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any shareholders' meeting of such other corporation by the President of the corporation if he be present, or in his absence by any Vice President of the corporation who may be present. Whenever, in the judgment of the President, or in his absence, of any Vice President, it is desirable for the corporation to appoint a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the President or Vice President of the corporation and shall be attested by the Secretary or an Assistant Secretary of the corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the corporation the same as such share or shares might be voted by the corporation.

                         ARTICLE XI.  WAIVER OF NOTICE
                                      ----------------

     Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE XII.  AMENDMENTS
                                         ----------

     These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting.

                        ARTICLE XIII.  INDEMNIFICATION
                                       ---------------

Section 1. Mandatory Indemnification. The corporation shall indemnify a Director or an officer who was wholly successful, on the merits or otherwise in the defense of any proceeding to which the Director or officer was a party because the Director or officer is or was a Director or officer of the corporation against reasonable expenses incurred by the Director or officer in connection with the proceeding.

Section 2. Further Indemnification. Except as provided below, the corporation will indemnify an individual made a party to a proceeding because the individual is or was a Director or officer against liability incurred in the proceeding if all of the following apply:

               a)   the individual acted in good faith;
               b)   the individual reasonably believed:

                    i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interest.

                    ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interest.

               c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the individual's conduct was unlawful.

          Indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. Indemnification shall be in compliance with the Iowa Business Corporation Act.

                          ARTICLE XIV.  CONSTRUCTION
                                        ------------

     Words and phrases shall be construed in the masculine, feminine or neuter gender, according to the context.

        Adopted effective the ________ day of _________________, 1991.



                                   ------------------------------------
                                   Wesley J. Cagle, President



ATTEST:



--------------------------------
Linda ___.  Brown, Secretary

              AMENDMENT TO BYLAWS OF DAVID MANUFACTURING COMPANY


Article III of the Bylaws of David Manufacturing Company is amended by the addition of the following Section:

     Section 14. Proxy. At all meetings of the Board, a Director may vote by proxy by executing in writing an appointment form which specifically identifies the proxy and describes the grant of authority to vote. Such appointment form shall be filed with the Secretary of the Corporation before or at the time of the Board meeting. No appointment form shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment form.

The Board of Directors of David Manufacturing Co. has adopted the foregoing Amendment effective the 16th day of May 1993.


                                        /s/ Wesley J. Cagle
                                       ---------------------------
                                       Wesley J. Cagle, President



ATTEST:


/s/ Linda L. Brown
---------------------------
Linda L.  Brown, Secretary